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                                                                     EXHIBIT 4.9

                      SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of December 1, 1998 (the "Amendment"), is entered into between TELTREND INC., a Delaware corporation ("Borrower"), and LASALLE NATIONAL RANK, a national banking association ("Lender").

                                R E C I T A L S:

     A. Borrower and Lender entered into that certain Credit Agreement, dated as of June 14, 1995, as amended by a First Amendment to Credit Agreement, dated as of June 30, 1998 (the "Credit Agreement").

     B. Borrower has requested that Lender enter into this Amendment in order to make certain amendments to the Credit Agreement as provided herein.

     C. Capitalized terms used herein and not otherwise defined shall have the meanings provided for in the Credit Agreement.

     D. In consideration of the mutual agreements contained herein the parties hereto agree as follows:

1. AMENDMENT

     The Credit Agreement is amended as follows:

     1.1 The Credit Agreement is hereby amended, effective as of the beginning of Borrower's 1999 Fiscal Year, to restate Section 7.14 thereof in its entirety to read as follows:

          "7.14 RESTRICTED PAYMENTS. Borrower shall not make any Restricted Payments nor shall it permit any Subsidiary to make a Restricted Payment; provided however, that so long as no Default or Event of Default has occurred (which has not been waived) or would occur as a result of the payment thereof, (i) Borrower may in any Fiscal Year declare and pay dividends on its Stock in an aggregate amount not to exceed 50% of Borrower's Consolidated Net Income for the immediately preceding Fiscal Year, and (ii) Borrower may purchase shares of its common stock beginning with the 1999 Fiscal Year and thereafter provided that the aggregate consideration paid for such purchases during such period does not exceed $16,000,000."

2. MISCELLANEOUS

     2.1 LIMITED NATURE OF AMENDMENTS. The parties hereto acknowledge and agree that the terms and provisions of this Amendment amend, add to and constitute a part of the Credit Agreement. Except as expressly modified and amended by the terms of this Amendment, all of



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the other terms and conditions of the Credit Agreement and all documents executed in connection therewith or referred to or incorporated therein remain in full force and effect and are hereby ratified, reaffirmed, confirmed and approved.

     2.2 CONFLICT. If there is an express conflict between the terms of this Amendment and the terms of the Credit Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Amendment shall govern and control.

     2.3 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

     2.4 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as follows: (A) Borrower has all necessary power and authority to execute and deliver this Amendment and perform its obligations hereunder; (B) this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms; and (C) all representations and warranties of Borrower contained in the Credit Agreement and all other agreements, instruments and other writings relating thereto are true and complete as of the date hereof.

     2.5 GOVERNING LAW. This Amendment shall be construed in accordance with and governed by and the internal laws of the State of Illinois, without giving effect to choice of law principles.

     IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.



                                    TELTREND INC.

                                    By:  /s/ Douglas P. Hoffmeyer
                                        -----------------------------
                                    Name:    Douglas P. Hoffmeyer
                                         ----------------------------
                                    Title:   S.V.P.  Finance
                                          ---------------------------


                                    LASALLE NATIONAL BANK


                                    By: /s/ Jason Williams
                                       ------------------------------
                                    Name:   JASON WILLIAMS
                                         ----------------------------
                                    Title:  COMMERCIAL BANKING OFFICER
                                          ---------------------------






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